Exhibit (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A No. 33-40771) of Comstock Funds, Inc. of our report dated May 27, 2004 included in the 2004 annual report to shareholders.

                                  /s/ ERNST & YOUNG LLP

                                  ERNST & YOUNG LLP

New York, New York
August 25, 2004